UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2017, Lexington Realty Trust, which we refer to as the Trust, held its 2017 Annual Meeting of Shareholders, which we refer to as the Annual Meeting. At the Annual Meeting, the Trust's holders of shares of beneficial interests, par value $0.0001 per share, classified as common stock, which we refer to as Common Shares, approved and adopted the Lexington Realty Trust Amended and Restated 2011 Equity-Based Award Plan, which we refer to as the 2011 Amended Plan. The amendment and restatement, among other things, increases the number of shares available for issuance under the plan by 3,718,499 and the shareholder approval constitutes approval of the plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. The amount and nature of the proposed awards under the 2011 Amended Plan that have not yet been granted have not yet been determined, although the 2011 Amended Plan permits grants of various types of awards. On January 10, 2017, the Compensation Committee approved performance awards to certain executive officers, as outlined below, that were contingent on stockholder approval of the 2011 Amended Plan in order to qualify for exemption from Code Section 162(m) limit on compensation deductibility as described in the 2011 Amended Plan. Because the 2011 Amended Plan was approved at the Annual Meeting, these Awards will remain outstanding and will vest in accordance with their terms.

Contingent Performance Compensation Awards
Name and Position	Per Share Value on Grant Date (1)	Number of Shares (1)
T. Wilson Eglin, Chief Executive Officer and President	$10.74	198,883
E. Robert Roskind, Chairman	$10.74	35,755
Richard J. Rouse, Vice Chairman and Chief Investment Officer	$10.74	51,844
Joseph S. Bonventre, Executive Vice President, General Counsel, and Secretary	$10.74	40,447
(1) Consists of an award on January 10, 2017 that will vest after 12/31/19 based upon achieving certain performance conditions. Value does not equal accounting fair value.

For a summary of the 2011 Amended Plan, please see our Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on April 4, 2017.

The foregoing description of the 2011 Amended Plan and the summary of the 2011 Amended Plan are qualified in their entirety by reference to the 2011 Amended Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

As of March 7, 2017, the record date for holders of Common Shares entitled to vote at the Annual Meeting, there were 240,365,475 Common Shares outstanding and entitled to vote at the Annual Meeting. Of the Common Shares entitled to vote at the Annual Meeting, 223,657,952 Common Shares, or approximately 93.04% of the Common Shares entitled to vote, were present or represented by proxy at the Annual Meeting. There were five matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the voting results with respect to each matter:

Proposal No. 1. Election of seven trustees to serve until the Trust's 2018 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors, if any, are elected and qualify. The seven trustees elected, and the number of votes cast with respect to each of them, were as follows:

Nominee for Trustee	For	Withhold	Broker Non-Votes
E. Robert Roskind	196,326,522	1,269,825	26,061,605
T. Wilson Eglin	196,742,151	854,196	26,061,605
Harold First	196,032,491	1,563,856	26,061,605
Richard S. Frary	196,052,367	1,543,980	26,061,605
Lawrence L. Gray	196,748,632	847,715	26,061,605
Jamie Handwerker	196,761,547	834,800	26,061,605
Claire A. Koeneman	196,709,922	886,425	26,061,605

Proposal No. 2. To vote upon an advisory, non-binding resolution to approve the compensation of the named executive officers of the Trust, as disclosed in the related proxy statement. The number of votes cast with respect to Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
194,222,898	2,500,880	872,569	26,061,605

Proposal No. 3. To vote upon an advisory, non-binding recommendation on the frequency of future advisory votes on executive compensation. The number of votes cast with respect to Proposal No. 3 follows:

1 Year	2 Year	3Year	Abstain
142,487,974	467,210	53,987,611	653,552

Proposal No. 4. To vote upon the approval of the 2011 Amended Plan. The number of votes cast with respect to Proposal No. 4 follows:

For	Against	Abstain	Broker Non-Votes
191,527,203	5,200,558	868,586	26,061,605

Proposal No. 5. To ratify the appointment of Deloitte & Touche LLP as the Trust's independent registered public accounting firm for the fiscal year ending December 31, 2017. The number of votes cast with respect to Proposal No. 5 were as follows:

For	Against	Abstain
219,030,255	3,986,432	641,265

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

10.1	Lexington Realty Trust, Amended and Restated 2011 Equity-Based Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: May 18, 2017	By:	/s/ Patrick Carroll
Patrick Carroll
Chief Financial Officer

Exhibit Index

10.1	Lexington Realty Trust, Amended and Restated 2011 Equity-Based Award Plan